FEDERATED                                EXHIBIT 17.2
     SHAREHOLDER              INTERMEDIATE MUNICIPAL TRUST
     SERVICES COMPANY         FEDERATED OHIO INTERMEDIATE
     P.O. BOX 8600            MUNICIPAL TRUST
     BOSTON, MASSACHUSETTS      SPECIAL MEETING OF SHAREHOLDERS
02266-8600                               JULY 7, 1997

                              KNOW ALL PERSONS BY THESE PRESENTS
                              that the undersigned Shareholder of
                              FEDERATED OHIO INTERMEDIATE
                              MUNICIPAL TRUST, a portfolio of
                              Intermediate Municipal Trust,
                              hereby appoints

                              or any of them, true and lawful
                              attorneys, with power of
                              substitution of each, to vote all
                              shares of FEDERATED OHIO
                              INTERMEDIATE MUNICIPAL TRUST, a
                              portfolio of Intermediate Municipal
                              Trust, which the undersigned is
                              entitled to vote, at the Special
                              Meeting of Shareholders to be held
                              on July 7, 1997, at Federated
                              Investors Tower, 1001 Liberty
                              Avenue, Nineteenth Floor,
                              Pittsburgh, Pennsylvania 15222-
                              3779, at 2:00 p.m., and at any
                              adjournment thereof.

                              Discretionary authority is hereby
                              conferred as to all other manners
                              as may properly come before the
                              Special Meeting.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE ATTORNEYS NAMED WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN ACCORDANCE WITH THE CHOICE MADE ON THIS BALLOT. IF THIS PROXY IS RETURNED AND NO CHOICE IS INDICATED AS TO ANY MATTER, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTER PRESENTED.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS X     KEEP THIS
PORTION FOR YOUR RECORDS


               FEDERATED OHIO INTERMEDIATE MUNICIPAL TRUSTDETACH AND RETURN THIS PORTION ONLY


VOTE ON
PROPOSAL

  FOR AGAINST ABSTAIN
"     "     "       1.   APPROVAL OF A PROPOSED AGREEMENT
                         AND PLAN OF REORGANIZATION
                         BETWEEN INTERMEDIATE MUNICIPAL
                         TRUST, ON BEHALF OF FEDERATED
                         OHIO INTERMEDIATE MUNICIPAL TRUST
                         (THE "FUND"), AND MUNICIPAL
                         SECURITIES INCOME TRUST (THE
                         "TRUST"), ON BEHALF OF ITS
                         PORTFOLIO, FEDERATED OHIO
                         MUNICIPAL INCOME FUND (THE
                         "PORTFOLIO"), WHEREBY THE TRUST
                         WOULD ACQUIRE ALL OF THE ASSETS
                         OF THE FUND IN EXCHANGE FOR CLASS
                         F SHARES OF THE PORTFOLIO TO BE
                         DISTRIBUTED PRO RATA BY THE FUND
                         TO HOLDERS OF FUND SHARES IN
                         COMPLETE LIQUIDATION OF THE FUND.


     PLEASE SIGN EXACTLY YOUR NAME(S) AS IT APPEARS BELOW. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN, TRUSTEE, CUSTODIAN, ETC., PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN THE FULL NAME BY AN AUTHORIZED OFFICER OR PARTNER. IF SHARES ARE OWNED JOINTLY, ALL PARTIES SHOULD SIGN.



     SIGNATURE           SIGNATURE (JOINT OWNERS)      DATE